CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS THIRD QUARTER NET INCOME OF
$2.0 MILLION; DEPOSITS GROW 9%

October 22, 2012 - Harrisburg, PA - Metro Bancorp, Inc. (Metro or the Company) (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported net income of $2.0 million, or $0.14 per share, for the quarter ended September 30, 2012. The Company also reported an increase in total deposits of $184.5 million, or 9%, over the past twelve months.

Financial Highlights
(in millions, except per share data)

	Quarter Ended			Nine Months Ended
			%			%
	09/30/12	09/30/11	Increase	09/30/12	09/30/11	Increase
Total assets	$2,538.4	$2,435.1	4%

Total deposits	2,243.9	2,059.4	9%

Total loans (net)	1,479.4	1,421.3	4%

Total revenues	$28.9	$28.1	3%	$87.4	$85.0	3%

Net income (loss)	2.0	(5.7)	135%	7.4	(2.2)	439%

Diluted net income (loss) per common share	$0.14	$(0.41)	134%	$0.52	$(0.16)	425%

“We are pleased with our third quarter results as we were able to achieve net income of $2.0 million despite a one-time non-recurring expense during the quarter. We were able to sustain our net interest margin in the face of interest rate market pressure, while continuing to reduce non interest expenses,” said Gary L. Nalbandian, the Company's Chairman and Chief Executive Officer.

Highlights for the Third Quarter Ended September 30, 2012

•
The Company recorded net income of $2.0 million, or $0.14 per common share, for the third quarter of 2012 compared to a net loss of $5.7 million, or $0.41 per common share, for the same period one year ago. Third quarter net income of $2.0 million was net of a one-time non-recurring expense of $1.5 million for a civil money penalty assessed against Metro Bank, the Company's subsidiary bank, by the FDIC. The penalty arose out of certain findings related to the Bank Secrecy Act as set forth in regulatory examinations conducted in 2009 and 2010.

•	Net income for the first nine months of 2012 totaled $7.4 million, or $0.52 per common share, up $9.6 million, or $0.68 per common share, over the net loss recorded in the first nine months of 2011.

•
Total revenues for the third quarter of 2012 were $28.9 million, up $873,000, or 3%, over total revenues of $28.1 million for the same quarter one year ago. Total revenues for the first nine months of 2012 increased by $2.4 million, or 3%, over the same period in 2011.

•
The Company's net interest margin on a fully-taxable basis for the third quarter of 2012 was 3.85%, compared to 3.86% recorded in the second quarter of 2012 and compared to 3.77% for the third quarter of 2011. The Company's deposit cost of funds for the third quarter was 0.35%, down from 0.39% for the previous quarter and compared to 0.58% for the same period one year ago.

•
Noninterest expenses for the third quarter 2012 were $23.1 million, down $302,000, or 1%, compared to the third quarter one year ago. Noninterest expenses for the first nine months of 2012 were down $3.6 million, or 5%, from the first nine months of 2011, as the Company was able to reduce expenses in almost every category.

•	Total deposits increased to $2.24 billion, up $184.5 million, or 9%, over the past twelve months.

•	Core deposits (all deposits excluding public fund time deposits) grew $190.5 million, or 10%, over third quarter 2011.

•	Net loans grew $12.8 million, or 1%, on a linked quarter basis to $1.48 billion and were also up $58.1 million, or 4%, over the third quarter of 2011.

•
Our allowance for loan losses totaled $25.6 million, or 1.70%, of total loans at September 30, 2012 as compared to $23.3 million, or 1.61%, of total loans at September 30, 2011. During the past twelve months the nonperforming loan coverage ratio has increased from 61% to 68%.

•	Nonperforming assets were 1.67% of total assets at September 30, 2012 compared to 1.87% of total assets one year ago.

•	Metro's capital levels remain strong with a total risk-based capital ratio of 15.76%, a Tier 1 Leverage ratio of 10.18% and a tangible common equity to tangible assets ratio of 9.09%.

•	Stockholders' equity increased by $12.6 million, or 6%, over the past twelve months to $231.8 million. At September 30, 2012, the Company's book value per share was $16.33.

Income Statement

	Three months ended September 30,			Nine months ended September 30,
(dollars in thousands, except per share data)	2012	2011	% Change	2012	2011	% Change
Total revenues	$28,926	$28,053	3%	$87,413	$84,999	3%
Total noninterest expenses	23,053	23,355	(1)	68,658	72,283	(5)
Net income (loss)	1,992	(5,718)	135	7,438	(2,194)	439
Diluted net income (loss) per share	$0.14	$(0.41)	134%	$0.52	$(0.16)	425%

Metro recorded net income of $2.0 million, or $0.14 per common share, for the third quarter of 2012 compared to net loss of $5.7 million, or $0.41 per common share, for the third quarter of 2011. Excluding the previously mentioned one-time non-recurring expense incurred during the quarter, net income would have been approximately $3.5 million for the third quarter of 2012.

Net income for the first nine months of 2012 totaled $7.4 million compared to a $2.2 million net loss for the same period in 2011. Earnings per common share for the first nine months of 2012 were $0.52 compared to a loss per common share of $0.16 for the same period last year.

Total revenues (net interest income plus noninterest income) for the third quarter of 2012 were $28.9 million, up $873,000, or 3%, over the third quarter of 2011. Noninterest expenses for the quarter totaled $23.1 million, down $302,000, or 1%, compared to the same period in 2011. Excluding the one-time non-recurring expense incurred during the quarter, total noninterest expenses were $21.6 million; down $1.8 million, or 8%, compared to the third quarter last year.

Total revenues for the first nine months of 2012 were $87.4 million, up $2.4 million, or 3%, over the first nine months of 2011. Total noninterest expenses for the first nine months of 2012 were $68.7 million, down $3.6 million, or 5%, from the same period last year.

Net Interest Income and Net Interest Margin

Net interest income for the third quarter of 2012 totaled $21.8 million, up $1.0 million, or 5%, over the $20.8 million recorded in the third quarter of 2011. For the first nine months of 2012, net interest income totaled $65.4 million versus $61.6 million for the same period in 2011, a 6% increase.

Average interest earning assets for the third quarter of 2012 totaled $2.29 billion versus $2.31 billion for the previous quarter and were up $58.0 million, or 3%, over the third quarter of 2011. Average interest bearing deposits totaled $1.66 billion for the third quarter of 2012, up $66.0 million, or 4%, over the same period of 2011 and average noninterest bearing deposits for the quarter were $417.1 million, up $43.8 million, or 12%, over the third quarter last year. Total interest expense for the quarter was down $1.2 million, or 32%, from the third quarter of 2011 as a result of a 23 basis points ("bps") reduction in the Company's overall total cost of all funds over the past twelve months.

The net interest margin for the third quarter of 2012 was 3.75%, down slightly from the 3.77% recorded for the previous quarter but up 8 bps over the third quarter one year ago. The net interest margin on a fully-taxable basis for the third quarter of 2012 was 3.85%, down 1 bps from the previous quarter and up 8 bps compared to 3.77% for the third quarter of 2011.

The Bank's deposit cost of funds for the third quarter of 2012 was 0.35%, down from 0.39% the previous quarter, and down 23 bps from 0.58% recorded in the third quarter one year ago.

Change in Net Interest Income and Rate/Volume Analysis

As shown in the following table, the increase in net interest income on a fully tax-equivalent basis for the third quarter and the first nine months of 2012 over the same periods of 2011 was primarily due to an increase in the level of interest-earning assets. Lower yields on interest-earning assets in 2012 vs. 2011 were offset by a reduction in the Company's cost of funds.

(dollars in thousands)	Tax Equivalent Net Interest Income
2012 vs. 2011	Volume Change	Rate Change	Total Increase	% Increase
3rd Quarter	$985	$46	$1,031	5%
Nine Months	$3,761	$(25)	$3,736	6%

Noninterest Income

Noninterest income for the third quarter of 2012 totaled $7.1 million, down $130,000, or 2%, from $7.3 million recorded in the third quarter one year ago.

	Three months ended September 30,			Nine months ended September 30,
(dollars in thousands)	2012	2011	% Change	2012	2011	% Change
Service charges, fees and other income	$6,833	$7,109	(4)%	$20,786	$20,858	—%
Gains on sales of loans	352	162	117	953	2,497	(62)
Net gains (losses) on sales of securities	(37)	7	(629)	959	350	174
Credit impairment losses on investment securities	—	—	-	(649)	(315)	106
Total noninterest income	$7,148	$7,278	(2)%	$22,049	$23,390	(6)%

Service charges, fees and other income decreased by $276,000, or 4%, from the third quarter of 2011. Gains on the sale of loans totaled $352,000 for the third quarter of 2012 versus $162,000 for the same period in 2011.

Noninterest income for the first nine months of 2012 totaled $22.0 million, down $1.3 million, or 6%, compared to the first nine months of 2011. Service charges, fees and other income decreased by $72,000 for the first nine months of 2012 from the same period in 2011. Gains on the sales of loans totaled $953,000 for the first nine months of 2012 compared to $2.5 million for the same period in 2011. Metro has not recorded any gains on the sale of SBA loans during the first nine months of 2012 compared to $1.9 million of gains on such sales in the same period of 2011.

Noninterest Expenses

Noninterest expenses for the third quarter of 2012 were $23.1 million, down $302,000, or 1%, compared to $23.4 million recorded in the third quarter one year ago. For the first nine months of 2012, noninterest expenses totaled $68.7 million, down $3.6 million, or 5%, from $72.3 million recorded for the first nine months of 2011.

The breakdown of noninterest expenses for the third quarter and for the first nine months of 2012 and 2011, respectively, are shown in the following table:

	Three months ended September 30,			Nine months ended September 30,
(dollars in thousands)	2012	2011	% Change	2012	2011	% Change
Salaries and employee benefits	$10,021	$10,113	(1)%	$30,725	$30,746	—%
Occupancy and equipment	3,265	3,517	(7)	9,902	11,069	(11)
Advertising and marketing	446	491	(9)	1,247	1,240	1
Data processing	3,220	3,265	(1)	9,883	10,492	(6)
Regulatory assessments and related costs	1,847	915	102	3,522	2,856	23
Foreclosed real estate	399	975	(59)	1,543	2,045	(25)
Other expenses	3,855	4,079	(5)	11,836	13,835	(14)
Total noninterest expenses	$23,053	$23,355	(1)%	$68,658	$72,283	(5)%

The Company experienced a lower level of noninterest expenses in each major category during the third quarter of 2012 compared to the same quarter last year, except for regulatory assessments and related costs . The increase in the regulatory assessment line item was related entirely to the previously mentioned $1.5 million one-time assessment to Metro Bank by the FDIC. Excluding that non-recurring expense, all other noninterest expenses for the third quarter of 2012 totaled $21.6 million, down $1.8 million, or 8%, compared to the third quarter one year ago.

Noninterest expenses for the first nine months of 2012, again excluding the one-time cost of $1.5 million in the third quarter, totaled $67.2 million; down $5.1 million, or 7%, from the same period in 2011.

Balance Sheet

	As of September 30,
(dollars in thousands)	2012	2011	% Increase
Total assets	$2,538,361	$2,435,058	4%

Total loans (net)	1,479,394	1,421,307	4%

Total deposits	2,243,932	2,059,387	9%

Total core deposits	2,185,270	1,994,797	10%

Total stockholders' equity	231,822	219,260	6%

Deposits

The Company's deposit balances continued to grow with total deposits at September 30, 2012 reaching $2.24 billion, a $184.5 million, or 9%, increase over total deposits of $2.06 billion one year ago. Core deposits also increased 10% over the past twelve months by $190.5 million to $2.19 billion.

Core Deposits

Change in core deposits by type of account is as follows:

	As of September 30,
(dollars in thousands)	2012	2011	% Change	3rd Quarter 2012 Cost of Funds
Demand noninterest-bearing	$451,443	$392,597	15%	0.00%
Demand interest-bearing	1,149,453	1,072,163	7	0.34
Savings	436,005	328,516	33	0.36
Subtotal	2,036,901	1,793,276	14	0.27
Time	148,369	201,521	(26)	1.40
Total core deposits	$2,185,270	$1,994,797	10%	0.35%

Total core demand noninterest bearing deposits increased by $58.8 million, or 15%, over the past twelve months to $451.4 million while core interest-bearing demand deposits grew by $77.3 million, or 7%. Likewise, core saving deposits increased by $107.5 million, or 33%, over the same period. Total core demand and savings deposit growth over the past twelve months was $243.6 million, or 14%. The total cost of core deposits, excluding time deposits, during the third quarter of 2012 was 0.27% compared to 0.30% for the previous quarter and down 13 bps from the third quarter one year ago. The cost of total core deposits for the third quarter of 2012 was 0.35%, down 4 bps on a linked quarter basis and down 23 basis points from the same period in 2011.

Change in core deposits by type of customer is as follows:

	September 30,	% of	September 30,	% of	%
(dollars in thousands)	2012	Total	2011	Total	Increase
Consumer	$942,344	43%	$940,610	47%	—%
Commercial	668,161	31	584,493	29	14
Government	574,765	26	469,694	24	22
Total	$2,185,270	100%	$1,994,797	100%	10%

Total consumer core deposits increased by $1.7 million and total commercial core deposits grew by $83.7 million, or 14%, during the past 12 months while government deposits increased by $105.1 million, or 22%.

Lending

Gross loans totaled $1.50 billion at September 30, 2012, an increase of $60.4 million, or 4%, compared to September 30, 2011. The composition of the Company's loan portfolio at September 30, 2012 and September 30, 2011 was as follows:

(dollars in thousands)	September 30, 2012	% of Total	September 30, 2011	% of Total	$ Change	% Change
Commercial and industrial	$347,099	23%	$340,252	23%	$6,847	2%
Commercial tax-exempt	88,934	6	82,998	6	5,936	7
Owner occupied real estate	274,235	18	266,860	18	7,375	3
Commercial construction and land development	107,311	7	113,850	8	(6,539)	(6)
Commercial real estate	393,182	26	359,068	25	34,114	10
Residential	82,989	6	80,885	6	2,104	3
Consumer	211,240	14	200,701	14	10,539	5
Gross loans	$1,504,990	100%	$1,444,614	100%	$60,376	4%

Asset Quality

The Company's asset quality ratios are highlighted below:

	Quarters Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Nonperforming assets/total assets	1.67%	1.62%	1.87%
Net loan charge-offs (annualized)/average total loans	0.81%	0.15%	3.34%
Loan loss allowance/total loans	1.70%	1.75%	1.61%
Nonperforming loan coverage	68%	73%	61%
Nonperforming assets/capital and reserves	16%	16%	19%

Nonperforming assets increased slightly for the quarter by $2.7 million to $42.3 million, or 1.67%, of total assets at September 30, 2012, from $39.6 million, or 1.62%, of total assets at June 30, 2012 but were down $3.2 million, or 7%, from $45.5 million, or 1.87%, of total assets one year ago. Total delinquent loans, including nonaccrual loans, as a percentage of total gross loans outstanding, were 2.51% at September 30, 2012, down from 2.57% at the previous quarter end and compared to 2.34% at September 30, 2011. Accruing restructured loans at September 30, 2012 totaled $20.4 million compared to $17.8 million for the previous quarter-end.

The Company recorded a provision for loan losses of $2.5 million for the third quarter of 2012 as compared to $3.0 million for the previous quarter and to $13.8 million recorded in the third quarter of 2011. The allowance for loan losses totaled $25.6 million as of September 30, 2012 as compared to $26.2 million at June 30, 2012 and to $23.3 million at September 30, 2011. The allowance represented 1.70% of gross loans outstanding at September 30, 2012, compared to 1.75% at June 30, 2012 and 1.61% at September 30, 2011.

Total net charge-offs for the third quarter of 2012 were $3.1 million, versus $551,000 for the previous quarter and compared to $12.2 million for the third quarter of 2011. A total of $1.5 million, or 50%, of the total net charge-offs for the third quarter of 2012 were associated with one relationship which originated in 2006. Total net charge-offs for the first nine months of 2012 were $4.0 million, down $11.6 million, or 74%, from the first nine months of 2011.

Investments

At September 30, 2012, the Company's investment portfolio totaled $792.9 million. Detailed below is information regarding the composition and characteristics of the portfolio at September 30, 2012:

Product Description	Available for Sale	Held to Maturity	Total
(dollars in thousands)
U.S. Government agencies/other	$—	$95,987	$95,987
Mortgage-backed securities:
Federal government agencies pass through certificates	69,039	26,999	96,038
Agency collateralized mortgage obligations	509,025	32,534	541,559
Private-label collateralized mortgage obligations	2,510	—	2,510
Corporate debt securities	14,558	15,000	29,558
Municipal securities	24,278	2,979	27,257
Total	$619,410	$173,499	$792,909
Duration (in years)	2.7	1.1	2.4
Average life (in years)	3.0	1.4	2.6
Quarterly average yield (annualized)	2.61%	3.13%	2.73%

At September 30, 2012, after-tax unrealized gains on the Bank's available for sale portfolio were $7.4 million, as compared to $6.5 million at September 30, 2011 and to $3.8 million at December 31, 2011.

Capital

Stockholders' equity at September 30, 2012 totaled $231.8 million, an increase of $12.6 million, or 6%, over stockholders' equity of $219.3 million at September 30, 2011. Return on average stockholders' equity (ROE) for the third quarters of 2012 and 2011, was 3.44% and (10.24)%, respectively. Return on average stockholders' equity for the first nine months of 2012 was 4.37% compared to (1.37)% for the same period last year.

The Company's capital ratios at September 30, 2012 and 2011 were as follows:

	9/30/2012	9/30/2011	Regulatory Guidelines “Well Capitalized”
Leverage ratio	10.18%	10.15%	5.00%
Tier 1	14.50	14.10	6.00
Total capital	15.76	15.35	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

At September 30, 2012, the Company's book value per common share was $16.33.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable, we can give no assurance that any of them will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the effects of and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•
continued effects of the aftermath of recessionary conditions and the impacts on the economy in general and our customers in particular, including adverse impacts on loan utilization rates as well as delinquencies, defaults and customers' ability to meet credit obligations;

•	our ability to manage current levels of impaired assets;

•
the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and other changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	the impact of changes in Regulation Z and other consumer credit protection laws and regulations;

•	changes resulting from legislative and regulatory actions with respect to the current economic and financial industry environment;

•	changes in the Federal Deposit Insurance Corporation (FDIC) deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	the results of the regulatory examination and supervision process;

•	unanticipated regulatory or legal proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies;

•	our ability to continue to grow our business internally and through acquisitions and successful integration of new or acquired entities while controlling costs;

•	continued levels of loan volume origination;

•	the adequacy of the allowance for loan losses;

•	deposit flows;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically;

•	the loss of certain key officers;

•	changes in accounting principles, policies and guidelines;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•	continued compliance with the April 29, 2010 FDIC consent order may result in increased noninterest expenses;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services; and

•	interruption or breach in security of our information systems resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit systems;

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Metro Bancorp, Inc.
Selected Consolidated Financial Data

	At or for the					At or for the
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	%	September 30,	%	September 30,	September 30,	%
(in thousands, except per share amounts)	2012	2012	Change	2011	Change	2012	2011	Change
Income Statement Data:
Net interest income	$21,778	$21,970	(1)%	$20,775	5%	$65,364	$61,609	6%
Provision for loan losses	2,500	2,950	(15)	13,750	(82)	7,950	17,242	(54)
Noninterest income	7,148	7,460	(4)	7,278	(2)	22,049	23,390	(6)
Total revenues	28,926	29,430	(2)	28,053	3	87,413	84,999	3
Noninterest operating expenses	23,053	22,674	2	23,355	(1)	68,658	72,283	(5)
Net income	1,992	2,762	(28)	(5,718)	135	7,438	(2,194)	439
Per Common Share Data:
Net income per common share:
Basic	$0.14	$0.19	(26)%	$(0.41)	134%	$0.52	$(0.16)	425%
Diluted	0.14	0.19	(26)	(0.41)	134	0.52	(0.16)	425

Book Value		$16.07				$16.33	$15.53	5%

Weighted average common shares outstanding:
Basic	14,129	14,128		13,959		14,128	13,867
Diluted	14,129	14,128		13,959		14,128	13,867
Balance Sheet Data:
Total assets	$2,538,361	$2,449,801	4%			$2,538,361	$2,435,058	4%
Loans (net)	1,479,394	1,466,597	1			1,479,394	1,421,307	4
Allowance for loan losses	25,596	26,158	(2)			25,596	23,307	10
Investment securities	792,909	796,268	—			792,909	820,074	(3)
Total deposits	2,243,932	2,085,915	8			2,243,932	2,059,387	9
Core deposits	2,185,270	2,026,177	8			2,185,270	1,994,797	10
Stockholders' equity	231,822	228,101	2			231,822	219,260	6
Capital:
Total stockholders' equity to assets		9.31%				9.13%	9.00%
Leverage ratio		10.02				10.18	10.15
Risk based capital ratios:
Tier 1		14.34				14.50	14.10
Total Capital		15.59				15.76	15.35
Performance Ratios:
Cost of funds	0.45%	0.48%		0.68%		0.48%	0.72%
Deposit cost of funds	0.35	0.39		0.58		0.39	0.62
Net interest margin	3.75	3.77		3.67		3.78	3.73
Return on average assets	0.32	0.45		(0.95)		0.41	(0.13)
Return on total stockholders' average equity	3.44	4.88		(10.24)		4.37	(1.37)
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	0.81%	0.15%		3.34%		0.36%	1.45%
Nonperforming assets to total period-end assets	1.67	1.62				1.67	1.87
Allowance for loan losses to total period-end loans	1.70	1.75				1.70	1.61
Allowance for loan losses to period-end nonperforming loans	68	73				68	61
Nonperforming assets to capital and allowance	16	16				16	19

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
(in thousands, except share and per share amounts)	2012	2011

Assets
Cash and due from banks	$138,468	$46,998
Federal funds sold	—	8,075
Cash and cash equivalents	138,468	55,073
Securities, available for sale at fair value	619,410	613,459
Securities, held to maturity at cost (fair value 2012: $177,950; 2011: $199,857 )	173,499	196,635
Loans, held for sale	8,851	9,359
Loans receivable, net of allowance for loan losses (allowance 2012: $25,596; 2011: $21,620)	1,479,394	1,415,048
Restricted investments in bank stock	13,725	16,802
Premises and equipment, net	80,698	82,114
Other assets	24,316	32,729
Total assets	$2,538,361	$2,421,219

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$451,443	$397,251
Interest-bearing	1,792,489	1,674,323
Total deposits	2,243,932	2,071,574
Short-term borrowings	—	65,000
Long-term debt	49,200	49,200
Other liabilities	13,407	15,425
Total liabilities	2,306,539	2,201,199
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value; $1,000,000 liquidation preference;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued and outstanding shares 2012: 14,128,809; 2011: 14,125,346)	14,128	14,125
Surplus	156,983	156,184
Retained earnings	52,875	45,497
Accumulated other comprehensive income	7,436	3,814
Total stockholders' equity	231,822	220,020
Total liabilities and stockholders' equity	$2,538,361	$2,421,219

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Interest Income
Loans receivable, including fees:
Taxable	$18,084	$17,773	$53,919	$53,356
Tax-exempt	929	1,027	2,693	3,002
Securities:
Taxable	5,094	5,613	16,332	16,607
Tax-exempt	148	—	267	—
Federal funds sold	—	2	1	4
Total interest income	24,255	24,415	73,212	72,969
Interest Expense
Deposits	1,842	2,857	5,924	8,844
Short-term borrowings	43	57	170	394
Long-term debt	592	726	1,754	2,122
Total interest expense	2,477	3,640	7,848	11,360
Net interest income	21,778	20,775	65,364	61,609
Provision for loan losses	2,500	13,750	7,950	17,242
Net interest income after provision for loan losses	19,278	7,025	57,414	44,367
Noninterest Income
Service charges, fees and other operating income	6,833	7,109	20,786	20,858
Gains on sales of loans	352	162	953	2,497
Total fees and other income	7,185	7,271	21,739	23,355
Net impairment loss on investment securities	—	—	(649)	(315)
Net gains (losses) on sales of securities	(37)	7	959	350
Total noninterest income	7,148	7,278	22,049	23,390
Noninterest Expenses
Salaries and employee benefits	10,021	10,113	30,725	30,746
Occupancy and equipment	3,265	3,517	9,902	11,069
Advertising and marketing	446	491	1,247	1,240
Data processing	3,220	3,265	9,883	10,492
Regulatory assessments and related costs	1,847	915	3,522	2,856
Foreclosed real estate	399	975	1,543	2,045
Other	3,855	4,079	11,836	13,835
Total noninterest expenses	23,053	23,355	68,658	72,283
Income before taxes	3,373	(9,052)	10,805	(4,526)
Provision for federal income taxes	1,381	(3,334)	3,367	(2,332)
Net income	$1,992	$(5,718)	$7,438	$(2,194)
Net Income per Common Share
Basic	$0.14	$(0.41)	$0.52	$(0.16)
Diluted	0.14	(0.41)	0.52	(0.16)
Average Common and Common Equivalent Shares Outstanding
Basic	14,129	13,959	14,128	13,867
Diluted	14,129	13,959	14,128	13,867

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ended,									Year-to-date,

	September 30, 2012			June 30, 2012			September 30, 2011			September 30, 2012			September 30, 2011
	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.	Average		Avg.
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$755,138	$5,094	2.70%	$809,219	$5,567	2.75%	$757,090	$5,613	2.97%	$784,101	$16,332	2.78%	$724,493	$16,607	3.06%
Tax-exempt	24,572	225	3.67	13,696	131	3.80	—	—	—	14,285	405	3.78	—	—	—
Total securities	779,710	5,319	2.73	822,915	5,698	2.77	757,090	5,613	2.97	798,386	16,737	2.80	724,493	16,607	3.06
Federal funds sold	—	—	—	—	—	—	20,468	2	0.05	3,601	1	0.05	9,725	4	0.06
Total loans receivable	1,507,731	19,491	5.08	1,492,052	19,436	5.17	1,451,863	19,327	5.23	1,480,517	57,999	5.17	1,448,720	57,902	5.29
Total earning assets	$2,287,441	$24,810	4.28%	$2,314,967	$25,134	4.32%	$2,229,421	$24,942	4.41%	$2,282,504	$74,737	4.33%	$2,182,938	$74,513	4.52%
Sources of Funds
Interest-bearing deposits:
Regular savings	$408,213	$367	0.36%	$398,407	$371	0.37%	$332,147	$355	0.42%	$394,997	$1,088	0.37%	$328,885	$1,083	0.44%
Interest checking and money market	1,043,502	889	0.34	1,015,165	984	0.39	993,068	1,355	0.54	1,023,718	2,903	0.38	938,037	4,230	0.60
Time deposits	151,313	533	1.40	162,437	588	1.46	205,478	1,056	2.04	161,071	1,763	1.46	209,463	3,312	2.11
Public funds time	59,610	53	0.36	52,089	57	0.44	65,946	91	0.55	53,551	170	0.42	54,409	219	0.54
Total interest-bearing deposits	1,662,638	1,842	0.44	1,628,098	2,000	0.49	1,596,639	2,857	0.71	1,633,337	5,924	0.48	1,530,794	8,844	0.77
Short-term borrowings	69,041	43	0.24	116,620	74	0.25	110,935	57	0.20	95,041	170	0.23	146,070	394	0.36
Long-term debt	49,200	592	4.80	49,200	581	4.72	54,400	726	5.33	49,200	1,754	4.75	47,532	2,122	5.95
Total interest-bearing liabilities	1,780,879	2,477	0.55	1,793,918	2,655	0.59	1,761,974	3,640	0.82	1,777,578	7,848	0.59	1,724,396	11,360	0.88
Demand deposits (noninterest-bearing)	417,079			420,807			373,232			410,572			371,995
Sources to fund earning assets	2,197,958	2,477	0.45	2,214,725	2,655	0.48	2,135,206	3,640	0.68	2,188,150	7,848	0.48	2,096,391	11,360	0.72
Noninterest-bearing funds (net)	89,483			100,242			94,215			94,354			86,547
Total sources to fund earning assets	$2,287,441	$2,477	0.43%	$2,314,967	$2,655	0.46%	$2,229,421	$3,640	0.65%	$2,282,504	$7,848	0.46%	$2,182,938	$11,360	0.69%

Net interest income and margin on a tax- equivalent basis		$22,333	3.85%		$22,479	3.86%		$21,302	3.77%		$66,889	3.87%		$63,153	3.83%
Tax-exempt adjustment		555			509			527			1,525			1,544
Net interest income and margin		$21,778	3.75%		$21,970	3.77%		$20,775	3.67%		$65,364	3.78%		$61,609	3.73%

Other Balances:
Cash and due from banks	$56,959			$42,507			$44,322			$47,485			$43,849
Other assets	96,105			98,686			103,794			99,118			103,503
Total assets	2,440,505			2,456,160			2,377,537			2,429,107			2,330,290
Other liabilities	12,128			13,754			20,855			13,719			19,745
Stockholders' equity	230,419			227,681			221,476			227,238			214,154

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three Months Ended		Year Ended	Nine Months Ended
	September 30,		December 31,	September 30,
(dollars in thousands)	2012	2011	2011	2012	2011

Balance at beginning of period	$26,158	$21,723	$21,618	$21,620	$21,618
Provisions charged to operating expenses	2,500	13,750	20,592	7,950	17,242
	28,658	35,473	42,210	29,570	38,860
Recoveries of loans previously charged-off:
Commercial and industrial	15	21	156	216	74
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	—	1	60	8	1
Commercial construction and land development	64	—	11	513	—
Commercial real estate	55	2	15	85	10
Residential	3	—	68	4	29
Consumer	20	19	135	65	53
Total recoveries	157	43	445	891	167
Loans charged-off:
Commercial and industrial	(487)	(3,909)	(7,945)	(947)	(4,822)
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	—	(252)	(254)	(92)	(254)
Commercial construction and land development	(625)	(7,532)	(10,629)	(1,223)	(8,914)
Commercial real estate	(1,580)	(199)	(852)	(1,852)	(677)
Residential	(198)	(46)	(188)	(263)	(147)
Consumer	(329)	(271)	(1,167)	(488)	(906)
Total charged-off	(3,219)	(12,209)	(21,035)	(4,865)	(15,720)
Net charge-offs	(3,062)	(12,166)	(20,590)	(3,974)	(15,553)
Balance at end of period	$25,596	$23,307	$21,620	$25,596	$23,307
Net charge-offs (annualized) as a percentage of average loans outstanding	0.81%	3.34%	1.43%	0.36%	1.45%
Allowance for loan losses as a percentage of period-end loans	1.70%	1.61%	1.50%	1.70%	1.61%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(unaudited)

The following table presents information regarding nonperforming loans and assets as of September 30, 2012 and for the preceding four quarters (dollar amounts in thousands).

	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$17,133	$16,631	$9,689	$10,162	$12,175
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	3,230	3,275	2,920	2,895	3,482
Commercial construction and land development	6,826	4,002	6,623	8,511	6,309
Commercial real estate	4,571	6,174	7,771	7,820	10,400
Residential	3,149	3,233	3,412	2,912	3,125
Consumer	2,304	2,123	2,055	1,829	2,009
Total nonaccrual loans	37,213	35,438	32,470	34,129	37,500
Loans past due 90 days or more and still accruing	704	154	8	692	567
Total nonperforming loans	37,917	35,592	32,478	34,821	38,067
Foreclosed assets	4,391	4,032	6,668	7,072	7,431
Total nonperforming assets	$42,308	$39,624	$39,146	$41,893	$45,498

Troubled Debt Restructurings (TDRs)
Nonaccruing TDRs	$14,283	$7,924	$10,295	$10,075	$10,129
Accruing TDRs	20,424	17,818	15,899	12,835	14,979
Total TDRs	$34,707	$25,742	$26,194	$22,910	$25,108

Nonperforming loans to total loans	2.52%	2.38%	2.21%	2.42%	2.64%

Nonperforming assets to total assets	1.67%	1.62%	1.58%	1.73%	1.87%

Nonperforming loan coverage	68%	73%	73%	62%	61%

Allowance for loan losses as a percentage of total period-end loans	1.70%	1.75%	1.61%	1.50%	1.61%

Nonperforming assets / capital plus allowance for loan losses	16%	16%	16%	17%	19%